Exhibit 99.6

FORM 28

ANNUAL FILING OF REPORTING ISSUER

Item 1.      Name of Reporting Issuer

Nortel Networks Limited (the “Company”)

Item 2.      Jurisdiction Under Which Incorporated, Organized or Continued

Canada Business Corporations Act

Item 3.      Financial Year End

December 31, 2001

Item 4.      Voting Securities and Principal Holders of Voting Securities

                   On April 29, 2002, 1,460,978,634 common shares of the Company were issued and outstanding. Each common share entitles the holder to one vote. Nortel Networks Corporation beneficially owns 100 percent of the Company’s common shares.

Item 5.      Directors

The following were the directors of the Company as of April 29, 2002:

THE HON. JAMES JOHNSTON BLANCHARD, 59, Beverly Hills, Michigan, has been a director of the Company since May 1, 1997 and of Nortel Networks Corporation since March 7, 2000. Mr. Blanchard has been a shareholder in the law firm of Verner, Liipfert, Bernhard, McPherson and Hand, Chartered since April 1996. He was previously United States Ambassador to Canada, Governor of the State of Michigan, and a member of the United States House of Representatives. Mr. Blanchard is also a director of Brascan Corporation, Enbridge Inc., Kasten Chase Applied Research Limited, Long Distance of Michigan, Inc., Minacs Worldwide Inc., Teknion Corporation, and The John F. Kennedy Memorial Library Foundation.

ROBERT ELLIS BROWN, 57, Westmount, Québec, has been a director of the Company since April 27, 2000 and of Nortel Networks Corporation since March 7, 2000. Mr. Brown has been the President and Chief Executive Officer of Bombardier Inc., a corporation involved in the manufacturing of aircraft and transportation equipment, since February 1999. Mr. Brown was President and Chief Operating Officer of Bombardier Aerospace prior thereto. Mr. Brown is also a director of Bombardier Inc.

JOHN EDWARD CLEGHORN, 60, Toronto, Ontario, has been a director of the Company and of Nortel Networks Corporation since May 24, 2001. Mr. Cleghorn was Chairman and Chief Executive Officer of RBC Financial Group from January 1995 to July 2001. He is also a director of Canadian Pacific Railway Limited, Finning International Inc. and SNC-Lavalin Group Inc. He is Chancellor of Wilfrid Laurier University, Chairman of Historica Foundation of Canada, and Chairman, Faculty of Management International Advisory Board, and Governor of McGill University.

FRANK ANDREW DUNN, 48, Oakville, Ontario, has been a director of the Company since April 30, 2000 and of Nortel Networks Corporation since March 7, 2000. Mr. Dunn has been the President, Chief Executive Officer and Chief Financial Officer of the Company and of Nortel Networks Corporation since February 2002. Mr. Dunn was President and Chief Executive Officer of both companies from November 2001 to February 2002, Chief Financial Officer of the Company from January 2000 to November 2001 and of Nortel Networks Corporation from March 2000 to November 2001, Senior Vice-President and Chief Financial Officer of the Company from February 1999 to January 2000, Senior Vice-President, Finance and Planning of the Company from April 1997 to January 1999, and Vice-President, Operations Finance and Planning of the Company prior thereto.

L. YVES FORTIER, C.C., Q.C., 66, Westmount, Québec, has been a director of the Company since April 30, 1992 and of Nortel Networks Corporation since March 7, 2000. Mr. Fortier is a senior partner and Chairman of the law firm of Ogilvy Renault. He is also Governor (Chairman of the Board) of Hudson’s Bay Company, Director and Chairman of the Board of Alcan Inc. and a director of DuPont Canada Inc., Groupe TVA Inc, NOVA Chemicals Corporation, and Royal Bank of Canada.

ROBERT ALEXANDER INGRAM, 59, Durham, North Carolina, has been a director of the Company since April 29, 1999 and of Nortel Networks Corporation since March 7, 2000. Mr. Ingram has been the Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals, since January 2001. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s United States subsidiary, from January 1999 to December 2000. Mr. Ingram was Chairman, President and Chief Executive Officer of Glaxo Wellcome plc from October 1997 to January 1999, and President and Chief Executive Officer of Glaxo Wellcome plc prior thereto. Mr. Ingram is also a director of GlaxoSmithKline, Lowe’s Companies, Inc., Misys plc, and Wachovia Corporation.

WILLIAM ARTHUR OWENS, 61, Kirkland, Washington, has been a director of the Company and Nortel Networks Corporation since February 28, 2002. Mr. Owens has been Vice-Chairman and Co-Chief Executive Officer of Teledesic LLC, a satellite communications company, since August 1998. He was President, Chief Operating Officer and Vice-Chairman of the Board of Directors of Science Applications International Corporation, prior thereto. Mr. Owens is also a director of British American Tobacco plc, Cray Inc., ICO Global Communications Corporation, TIBCO Software Inc., IDT Corporation, Lumera Corporation, Metal Storm Limited, Microvision Inc., Polycom, Inc., Symantec Corporation, Telstra Corporation Limited, and ViaSat, Inc.

GUYLAINE SAUCIER, C.M., F.C.A., 55, Montréal, Québec, has been a director of the Company since May 1, 1997 and of Nortel Networks Corporation since March 7, 2000. She was Chair of the Joint Committee on Corporate Governance, which was established by The Canadian Institute of Chartered Accountants, the Canadian Venture Exchange, and The Toronto Stock Exchange in 2000 to review the state of corporate governance in Canada and make recommendations thereon. She was also Chair of The Canadian Institute of Chartered Accountants from June 1999 to June 2000. She is also a director of Axa Assurances Inc., Bank of Montreal, Petro-Canada, Tembec Inc., and International Federation of Accountants. Mrs. Saucier was also Chairman of the Board and a director of the Canadian Broadcasting Corporation, a public broadcaster, from April 1995 to December 2000.

SHERWOOD HUBBARD SMITH, JR., 67, Raleigh, North Carolina, has been a director of the Company since April 28, 1994 and of Nortel Networks Corporation since March 7, 2000. Mr. Smith has been Chairman Emeritus of the Board of Directors of CP&L, an electric utility company, since December 2000. He was Chairman Emeritus of the Board of Directors of Carolina Power & Light Company from May 1999 to November 2000. Mr. Smith was non-executive Chairman of the Board of Carolina Power & Light Company prior thereto. He is also a trustee of Northwestern Mutual Life Insurance Company, a director and Chairman of the Triangle Universities Center for Advanced Studies, Inc., and a trustee and Vice Chairman of the Research Triangle Foundation.

LYNTON RONALD WILSON, O.C., 62, Oakville, Ontario, has been a director of the Company since April 25, 1991 and of Nortel Networks Corporation since March 7, 2000 and non-executive Chairman of the Boards of the Company and Nortel Networks Corporation since February 28, 2002. He was executive Chairman of the Boards of the Company and Nortel Networks Corporation from November 2001 to February 2002. He was non-executive Chairman of the Boards of the Company and Nortel Networks Corporation from April 2001 to November 2001. Mr. Wilson was Chairman of the Board of Directors of BCE Inc., a telecommunications company, from May 1998 to April 2000, serving in a non-executive capacity from January 1999. Mr. Wilson was Chairman and Chief Executive Officer of BCE Inc. prior thereto. He is also a director and Chairman of the Board of CAE, Inc., a flight training, services and equipment company. He is also director of DaimlerChrysler AG, and Ontario Power Generation Inc.

Term of Directors

Each person who is appointed or elected to the Board of Directors will hold that position until the close of the next annual meeting of shareholders of the Company, until he or she ceases to be a director by operation of law or until he or she resigns.

Executive Committee and the Audit Committee

     On April 29, 2002, the members of the executive committee of the Company were L.R. Wilson (Chairman), R.E. Brown, J.E. Cleghorn, F.A. Dunn, and S.H. Smith, Jr.

     The Company is required to have an audit committee of the board of directors. On April 29, 2002, the members of the audit committee of the Company were J.E. Cleghorn (Chairman), J. J. Blanchard, R. A. Ingram, and G. Saucier.

Security Ownership of Directors

     None of the directors of the Company beneficially own, directly or indirectly, or exercise any control or direction over any class of voting securities of the Company or any of its subsidiaries.

Item 6.      Executive Compensation

     The following tables are presented in accordance with the rules of the United States Securities and Exchange Commission. All dollar amounts in this document are in United States dollars unless otherwise stated.

Summary Compensation Table

     The following table sets forth the compensation awarded to, earned by, or paid to each of the Company’s named executive officers for services rendered by them to the Company, Nortel Networks Corporation, the Company’s parent company, and the Company’s subsidiaries for the fiscal years indicated.

						Long Term
						Compensation

		Annual Compensation				Awards	Payouts

						Securities
Name				Other Annual		Underlying	LTIP	All Other
And Principal		Salary	Bonus	Compensation		Options	Payouts	Compensation
Position	Year	($)	($)(2)	($)		(#)(5)	(#)(5)(6)	($)(7)

F.A. Dunn
President, Chief	2001	564,833	–	–		1,750,000	–	16,806	(1)
Executive Officer,	2000	440,909	1,014,515	–		450,000	12,480	13,121	(1)
and Chief Financial Officer	1999	298,204	546,676	–		340,000	14,400	9,194	(1)

F. Plastina	2001	534,917	–	–		1,200,000	–	9,596	(8)
President, Metro &	2000	354,545	880,800	–		450,000	–	11,863	(8)
Enterprise Networks	1999	213,636	341,393	–		84,000	–	13,477	(8)

G.R. Donahee	2001	513,333	–	29,223	(3)	680,000	–	6,120	(9)
President, Americas	2000	444,091	1,059,840	153,591	(3)	300,000	19,200	6,120	(9)
	1999	380,000	701,739	363,056	(3)	160,000	14,400	249,794	(9)

N.J. DeRoma	2001	493,750	–	62,921	(1)(4)	650,000	–	27,642	(1)
Chief Legal Officer	2000	425,000	715,307	106,221	(1)(4)	180,000	12,480	46,407	(1)
	1999	365,000	524,884	184,584	(1)(4)	420,000	–	27,748	(1)

C. Bolouri
President, Global	2001	459,000	–	–		700,000	–	27,440	(1)
Customer Care &	2000	340,909	807,836	–		400,000	–	41,374	(1)
Supply Chain Operations	1999	249,950	385,017	–		120,000	–	16,863	(1)

J.A. Roth	2001	1,416,667	–	–		750,000	–	42,405	(1)
Former President	2000	1,104,167	5,636,250	–		750,000	89,280	33,199	(1)
and Chief Executive Officer	1999	812,500	4,200,000	–		1,500,000	57,600	24,339	(1)

(1)	Represents the United States dollar equivalent of payments actually earned or paid in Canadian dollars. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = Cdn$1.5489 for 2001, US$1.00 = Cdn$1.4819 for 2000, and US$1.00 = Cdn$1.4888 for 1999.

(2)	Incentive cash awards earned in each fiscal year under the Nortel Networks Limited SUCCESS Incentive Plan (formerly known as the Nortel Networks Limited Senior Management Incentive Award Plan), whether or not deferred by the named executive officer, in respect of each of the fiscal years.

(3)	Amounts paid to reimburse Mr. Donahee for income taxes payable by him in accordance with the Company’s long-term international assignment policy.

(4)	Amounts paid to reimburse Mr. DeRoma for income taxes payable by him in accordance with his employment agreement. Mr. DeRoma’s employment agreement is described below under the heading “Certain Employment Arrangements”.

(5)	As adjusted to reflect the two-for-one stock split of the Company’s common shares effective at the close of business on January 7, 1998, the stock dividend of one common share on each issued and outstanding common share of the Company effective at the close of business on August 17, 1999, and the two-for-one stock split of Nortel Networks Corporation’s common shares effective at the close of business on May 5, 2000, where applicable.

(6)	Restricted stock units allocated in 1997 and 1998 under the Nortel Networks Limited Restricted Stock Unit Plan and earned in 1999 and 2000, respectively. If specified performance criteria were achieved, each unit entitled the holder to receive one common share of Nortel Networks Corporation or, subject to certain conditions, a cash payment based on the value of one common share over a specified 20-day trading period. The restricted stock units allocated in 1997 and 1998 had a return on asset performance criteria over a three-year performance period, ending December 31, 1999 and December 31, 2000, respectively. The value (based on the specified 20-day trading period) of the pay-out for the restricted stock units earned in 2000 would be equal to Cdn$490,589 ($331,054) for Mr. Dunn, $511,680 for Mr. Donahee, Cdn$490,589 ($331,054) for Mr. DeRoma, and Cdn$3,509,597 ($2,368,309) for Mr. Roth if each of them had chosen their award in cash. Messrs. Donahee and DeRoma chose to receive their 2000 restricted stock unit awards in cash. The value (based on the specified 20-day trading period) of the pay-out for the restricted stock units earned in 1999 was equal to Cdn$1,226,682 ($823,940) for Mr. Dunn, $845,388 for Mr. Donahee, and Cdn$4,906,728 ($3,295,760) for Mr. Roth and each of them chose to receive their 1999 restricted stock awards in cash. Amounts have been converted for Messrs. Dunn’s, DeRoma’s and Roth’s pay-outs in 2000 and 1999 using the exchange rates listed in footnote (1) above.

(7)	Except for Messrs. Plastina and Donahee, represents contributions made under the Nortel Networks Limited Investment Plan for Employees — Canada.

(8)	Represents contributions made under the Nortel Networks Long-Term Investment Plan in the following amounts: $6,120 in 2001; $6,120 in 2000; and $5,760 in 1999. Mr. Plastina also received $3,476 in 2001; $5,743 in 2000; and $7,717 in 1999 in housing relocation assistance.

(9)	Represents contributions made under the Nortel Networks Long-Term Investment Plan in the following amounts: $6,120 in 2001; $6,120 in 2000; and $5,760 in 1999. In 1999, Mr. Donahee also received $30,417 in housing relocation assistance and $213,617 under the Company’s long-term international assignment policy.

Option Grants in 2001

     The following table sets forth certain information concerning grants of stock options to purchase common shares of Nortel Networks Corporation to the named executive officers during the fiscal year ended December 31, 2001.

Individual Grants
							Potential Realizable
			% of Total				Value at Assumed Annual
	Number of		Options				Rates of Stock Price Appreciation
	Securities		Granted to				For Option Term (4)(5)(6)
	Underlying		Employees
	Options Granted		In Fiscal	Exercise Price		Expiration
Name	(#)		Year (3)	($/Sh)		Date	5% ($)		10% ($)

F.A. Dunn	250,000	(1)	4.01	57.67	(Cdn)	01/24/11	9,067,088	(Cdn)	22,977,782	(Cdn)
	1,500,000	(2)		9.29	(Cdn)	10/24/07	4,739,233	(Cdn)	10,751,703	(Cdn)

F. Plastina	200,000	(1)	2.75	38.26		01/24/11	4,812,302		12,195,317
	250,000	(1)		7.50		07/24/11	1,179,177		2,988,267
	750,000	(2)		5.89		10/24/07	1,502,372		3,408,371

G.R. Donahee	180,000	(1)	1.56	38.26		01/24/11	4,331,072		10,975,786
	500,000	(2)		5.89		10/24/07	1,001,582		2,272,247

N.J. DeRoma	150,000	(1)	1.49	57.67	(Cdn)	01/24/11	5,440,253	(Cdn)	13,786,669	(Cdn)
	500,000	(2)		9.29	(Cdn)	10/24/07	1,579,744	(Cdn)	3,583,901	(Cdn)

C. Bolouri	200,000	(1)	1.60	57.67	(Cdn)	01/24/11	7,253,671	(Cdn)	18,382,226	(Cdn)
	500,000	(2)		9.29	(Cdn)	10/24/07	1,579,744	(Cdn)	3,583,901	(Cdn)

J.A. Roth	750,000	(1)	1.72	23.05	(Cdn)	04/25/11	10,872,016	(Cdn)	27,551,823	(Cdn)

(1)	The options have ten-year terms and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Due to Mr. Roth’s planned retirement, the 750,000 options granted to him will become exercisable on the first anniversary date of grant. Mr. Roth has until October 31, 2004 to exercise these options.

(2)	The options have six-year terms and become exercisable four years after the date of grant. However, if certain specified corporate performance criteria are achieved, vesting will be accelerated, with one-third of the options becoming exercisable, at the earliest, approximately one year from the date of grant of the options and the remaining two-thirds of the options becoming exercisable, at the earliest, approximately two years from the date of grant of the options.

(3)	In June 2001, Nortel Networks Corporation commenced a voluntary stock option exchange program whereby eligible employees could exchange certain outstanding stock options based on a prescribed formula. The named executive officers were not eligible to participate in the stock option exchange program. Upon commencement of the stock option exchange program, the focus of Nortel Networks Corporation’s option program for the remainder of 2001 was to provide eligible employees with an opportunity for realizing potential value with respect to certain existing options. As a result, except in extraordinary circumstances, Nortel Networks Corporation did not grant additional options to employees that were eligible for the stock option exchange program for the remainder of 2001 which has resulted in each of the named executive officers’ percentages listed in the Percentage of Total Options Granted to Employees in Fiscal Year column being higher than in previous years.

(4)	The dollar amounts shown represent the amount by which the market value of Nortel Networks Corporation’s common shares subject to each option would exceed the exercise price of the option upon the expiration of the option if the market value of Nortel Networks Corporation’s common shares appreciates at the annual rate of five percent and ten percent, respectively, during the option term. These rates of appreciation are prescribed by the United States Securities and Exchange Commission. On February 28, 2002, the closing price of a common share of Nortel Networks Corporation on the New York Stock Exchange and on The Toronto Stock Exchange was $5.07 and Cdn$8.05, respectively. As the actual value received by a named executive officer on the exercise of a stock option is determined by the market value of Nortel Networks Corporation’s common shares on the date of exercise, the actual value received by a named executive officer may bear no relation to the potential realization shown under these columns.

(5)	At January 24, 2001, there were 3,109,248,674 common shares of Nortel Networks Corporation outstanding. Assuming all options were granted on January 24, 2001 and assuming five percent and ten percent annual share price appreciation rates for ten years (the term of the options) from $38.26 per share, the potential incremental aggregate realizable value for all Nortel Networks Corporation’s shareholders would be $74,813,213,151 and $189,591,370,793, respectively. Assuming all options were granted on January 24, 2001 with an exercise price of $38.26, the potential incremental realizable value of the options granted to the named executive officers in 2001 would be less than 0.19 percent of the potential incremental aggregate realizable value for all Nortel Networks Corporation’s shareholders, assuming either rate of appreciation.

(6)	At October 24, 2001, there were 3,199,000,358 common shares of Nortel Networks Corporation outstanding. Assuming all options were granted on October 24, 2001 and assuming five percent and ten percent annual share price appreciation rates for six years (the term of the options) from $5.89 per share, the potential incremental aggregate realizable value for all Nortel Networks Corporation’s shareholders would be $6,408,120,549 and $14,537,839,679, respectively. Assuming all options were granted on October 24, 2001 with an exercise price of $5.89, the potential incremental realizable value of the options granted to the named executive officers in 2001 would be less than 0.18 percent of the potential incremental aggregate realizable value for all Nortel Networks Corporation’s shareholders, assuming either rate of appreciation.

Aggregate Option Exercises in 2001 and Year-End Option Values

     The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended December 31, 2001 and the value of unexercised options at December 31, 2001.

				Number of Securities
				Underlying		Value of Unexercised
	Common			Unexercised Options at Fiscal		In-the-Money
	Shares Acquired			Year-End (#)(1)(2)(3)		Options at Fiscal Year-End ($)(3)(4)
	On Exercise	Value
Name	(#)(1)	Realised ($)		Exercisable	Unexercisable	Exercisable		Unexercisable

F.A. Dunn	–	–		134,667	2,300,001	–		3,915,000	(Cdn)
					200,000	–		–

F. Plastina	–	–		12,000	120,000	–		–
				171,666	1,601,334	–		1,177,500

G.R. Donahee	–	–		146,668	1,286,668	–		785,000

N.J. DeRoma	–	–		80,000	–	–		–
				160,000	1,123,334	–		1,305,000	(Cdn)

C. Bolouri	120,000	5,869,800	(Cdn)	174,666	1,193,334	–		1,305,000	(Cdn)

J.A. Roth	–	–		4,840,000	1,470,000	6,125,456	(Cdn)	–

(1)	As adjusted to reflect the two-for-one stock split of the Company’s common shares effective at the close of business on January 7, 1998, the stock dividend of one common share on each issued and outstanding common share of the Company effective at the close of business on August 17, 1999, and the two-for-one stock split of Nortel Networks Corporation’s common shares effective at the close of business on May 5, 2000, where applicable.

(2)	Includes the following number of “replacement options”: 120,000 for Mr. Dunn; 60,000 for Mr. Plastina; 160,000 for Mr. Donahee; 160,000 for Mr. DeRoma; 120,000 for Mr. Bolouri; and 720,000 for Mr. Roth. Replacement options are granted pursuant to Nortel Networks Corporation’s key contributor stock option program. Under that program, a participant is granted concurrently an equal number of initial options and replacement options. The initial options and the replacement options expire ten years from the date of grant. The initial options have an exercise price equal to the market value of Nortel Networks Corporation’s common shares on the date of grant and the replacement options have an exercise price equal to the market value of Nortel Networks Corporation’s common shares on the date all of the initial options are fully exercised, provided that in no event will the exercise price be less than the exercise price of the initial options. Replacement options are generally exercisable commencing 36 months after the date all of the initial options are fully exercised, provided that the participant beneficially owns a number of Nortel Networks Corporation’s common shares at least equal to the number of Nortel Networks Corporation’s common shares subject to the initial options less any Nortel Networks Corporation’s common shares sold to pay for options costs, applicable taxes, and brokerage costs associated with the exercise of the initial options.

In accordance with the terms of the replacement options, Mr. Roth’s replacement options will not vest and will not be exercisable by him.

(3)	As Nortel Networks Corporation grants both U.S. dollar and Canadian dollar stock options, the options are listed separately for each currency.

(4)	These amounts represent the difference between the exercise price of the stock options and the closing price of Nortel Networks Corporation’s common shares on the last trading day of the year on the New York Stock Exchange for U.S. stock options and on The Toronto Stock Exchange for Canadian stock options. On December 31, 2001, the closing price of Nortel Networks Corporation’s common shares on the New York Stock Exchange and The Toronto Stock Exchange was $7.46 and Cdn$11.90, respectively.

Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance or	Estimated Future Payouts Under Non-Share
	Number of Shares,	Other Period Until	Price Based Plans
	Units or Other	Maturation or
Name	Rights (#)(1)	Payout (2)	Threshold(#)	Target (#)	Maximum (#)

F.A. Dunn	225,000	2001 to 2003	0	150,000	225,000

F. Plastina	225,000	2001 to 2003	0	150,000	225,000

G.R. Donahee	225,000	2001 to 2003	0	150,000	225,000

N.J. DeRoma	225,000	2001 to 2003	0	150,000	225,000

C. Bolouri	225,000	2001 to 2003	0	150,000	225,000

J.A. Roth	375,000	2001 to 2003	0	250,000	375,000

(1)	Number of restricted stock units allocated in 2001 to the named executive officers pursuant to the Nortel Networks Limited Restricted Stock Unit Plan. When issued, a restricted stock unit entitles the holder to receive one common share of Nortel Networks Corporation. The number of restricted stock units issued to a participant at the end of a performance period will be determined by the extent to which the associated terms and conditions have been satisfied (including whether the related performance criteria was achieved during the performance period), with the number of restricted stock units allocated to a participant representing the maximum number of restricted stock units that may actually be issued at the end of the performance period assuming all performance criteria have been achieved at maximum levels. The threshold represents the minimum number of restricted stock units that may actually be issued at the end of the performance period assuming none of the performance criteria has been achieved.

(2)	Restricted stock units allocated in 2001 have a two-year performance period which is divided into five shorter performance segments. The performance criteria include resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. The Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Limited will assess performance over the five segments and determine the actual number of restricted stock units to be issued.

Pension Plans

     Executive officers participate in non-contributory defined benefit pension plans in Canada and in the United States. The current Canadian plan provides for a benefit based on pension credits and the average annual earnings for the highest three consecutive years in the last ten years prior to retirement or other termination of employment. Employees who were participants of the Canadian plan as at December 31, 1998 could continue to participate in the old defined benefit provisions. The United States plan currently provides for a benefit based on pension credits and average earnings for the highest 1,095 consecutive calendar days of compensation not in excess of certain limits specified in the United States Internal Revenue Code ($170,000 in 2001) out of the last 3,650 calendar days prior to retirement or other termination of employment. Compensation for the current Canadian plan and the United States plan includes base salary and incentive cash awards. Under both plans, the benefit can be paid in a lump sum or as an actuarially equivalent annuity. Certain grandfathering rules exist for executive officers participating in the plans as at December 31, 1998. The pension benefit formulae described above were closed to new participants under the Canadian and United States defined benefit pension plans after April 30, 2000.

     Eligible executive officers also participate in the Nortel Networks Supplementary Executive Retirement Plan, or SERP. Effective January 1, 2000, SERP was closed to new participants. The old SERP formula is a final average pay formula with a pension accrual of 1.3 percent of eligible earnings. An early retirement reduction of seven percent a year prior to age 60 applies in the case of retirement prior to this age. The maximum total annual retirement benefit cannot exceed 60 percent of an executive officer’s eligible earnings at retirement. The new SERP, which became effective January 1, 1999 and was optional for executive officers then participating in the Canadian plan, provides a benefit based on pension credits, to a maximum of 550 percent of eligible earnings. Eligible earnings for the old and new SERP includes base salary and any eligible incentive awards paid up to 60 percent of a participant’s base salary. All participating executive officers at December 31, 1998 have their benefits protected under the pre-1999 SERP formula.

     Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service. Pension benefits payable under these plans at normal retirement age of 65 are not subject to any deduction or offsets. Under the Canadian plan’s annual income option, there are reductions for retirement prior to normal retirement age.

     The following tables show the aggregate approximate annual retirement benefits for an eligible executive officer determined using the SERP formulae (payable as a life annuity with a 60 percent survivor pension) under the plans, and the SERP. These tables provide estimates for certain compensation and years of service categories assuming retirement at age 65, and assuming grandfathering provisions do not apply. The approximate benefits for Messrs. Dunn’s, Plastina’s, Donahee’s and Roth’s Canadian service are shown in Table I (which provides estimates under the old SERP). The approximate benefits for Messrs. Plastina’s and Donahee’s United States service and Messrs. DeRoma’s and Bolouri’s Canadian service are shown in Table II (which provides estimates under the new SERP).

Pension Plan Table I

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$200,000	$39,000	$52,000	$65,000	$78,000	$91,000

250,000	48,750	65,000	81,250	97,500	113,750

300,000	58,500	78,000	97,500	117,000	136,500

350,000	68,250	91,000	113,750	136,500	159,250

400,000	78,000	104,000	130,000	156,000	182,000

450,000	87,750	117,000	146,250	175,500	204,750

500,000	97,500	130,000	162,500	195,000	227,500

1,000,000	195,000	260,000	325,000	390,000	455,000

1,500,000	292,500	390,000	487,500	585,000	682,500

2,000,000	390,000	520,000	650,000	780,000	910,000

2,500,000	487,500	650,000	812,500	975,000	1,137,500

Pension Plan Table II

	Years of Service (1)

Total Earnings (1)	15	20	25	30	35

$200,000	$46,193	$56,345	$69,204	$78,341	$91,201

250,000	57,741	70,431	86,505	97,926	114,001

300,000	69,289	84,517	103,806	117,512	136,801

350,000	80,837	98,603	121,107	137,097	159,601

400,000	92,385	112,689	138,408	156,682	182,401

450,000	103,933	126,776	155,709	176,268	205,201

500,000	115,481	140,862	173,010	195,853	228,001

1,000,000	230,963	281,724	346,021	391,706	456,003

1,500,000	346,444	422,585	519,031	587,558	684,004

2,000,000	461,925	563,447	692,042	783,411	912,006

2,500,000	577,406	704,309	865,052	979,264	1,140,007

(1)	The following table sets forth the approximate total eligible earnings and years of credited pensionable service at December 31, 2001 of the named executive officers:

Name	Total Earnings ($)		Canadian Service (yrs)		United States Service (yrs)

F.A. Dunn	726,671		25.58		–

F. Plastina	621,727		6.08		6.25

G.R. Donahee	728,448		7.00		18.08

N.J. DeRoma	680,812		2.58	(2)	–

C. Bolouri	579,975	(1)	20.00		–

J.A. Roth	1,861,770		33.00		–

(1)	Mr. Bolouri’s 1998 incentive cash award which was paid in Canadian dollars in 1999 has been converted using the average of the exchange rate in effect during 1999 equal to US$1.00 = Cdn$1.4888.

(2)	Mr. DeRoma is eligible to receive additional credited pensionable service, up to a maximum of 8.125 years, under the terms of his employment agreement. See “Certain Employment Arrangements” below.

Certain Employment Arrangements

     Mr. Roth resigned as President and Chief Executive Officer of Nortel Networks Corporation and of Nortel Networks Limited effective November 1, 2001. Prior to April 25, 2002, he was a director and non-executive Vice-Chairman of the Boards of the Company and of Nortel Networks Corporation.

     For the first four months of 2001, Mr. Roth’s base salary was $1,250,000 per annum. Effective May 1, 2001, it was increased to $1,500,000 per annum. Mr. Roth was also granted 750,000 stock options in April 2001. Mr. Roth was eligible to receive a short term incentive cash compensation award under the incentive plan for 2001, prorated with respect to the July 1 to December 31 performance period. Mr. Roth did not receive a short term incentive cash compensation award under the incentive plan in respect of 2001 for the reasons stated above. Mr. Roth also received a maximum allocation of 375,000 restricted stock units in April 2001.

     The salary, stock option awards and restricted stock units were allocated to Mr. Roth as incentive to continue in his role as President and Chief Executive Officer of the Company and of Nortel Networks Corporation to formulate and implement the corporate strategy to realign the business, and to drive technology leadership towards a return to profitability.

     Upon his retirement as President and Chief Executive Officer on November 1, 2001, Mr. Roth commenced a twelve-month leave of absence with pay prior to service pension in accordance with Nortel Networks Limited’s policy. During this period, Mr. Roth will continue to receive his base salary and continue to accrue service for purposes of calculating his pension. Certain of Mr. Roth’s unvested stock options vested on November 1, 2001 except that options granted during the last twelve month period will vest twelve months following the grant date, and replacement grants under the key contributor program will vest in accordance with their terms (which in Mr. Roth’s situation will mean that such replacement options will not vest and will not be exercisable by him). Mr. Roth has thirty-six months from November 1, 2001 to exercise his stock options. On March 31, 2003, Mr. Roth will also be eligible, subject to the terms of his allocation and the committee’s discretion, to receive the restricted stock units allocated to him in April 2001.

     Mr. DeRoma entered into an employment agreement in April 1997 prior to commencing employment as Vice-President and Deputy General Counsel with an initial base salary of $300,000. Pursuant to the agreement, the Company agreed to make a gross-up payment to Mr. DeRoma for calendar years 1997 through 2000. The gross-up payment was intended to place Mr. DeRoma in the same after-tax position with respect to his base salary and any annual incentive award as if he were a resident of the State of Connecticut and a taxpayer in the United States to an annual maximum of 27 percent of Mr. DeRoma’s base salary and any annual incentive award. The gross-up, which was reduced to nine percent, was extended effective June 2000 to March 2002 and will be reviewed by the Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Corporation on an annual basis. Under the terms of the agreement, Mr. DeRoma is also eligible for the Nortel Networks Limited Special Pension Credit Program which covered new executive hires older than age 35. Mr. DeRoma will be credited, for pension purposes, with additional years and months equal to one half of the years between the age of 35 and Mr. DeRoma’s age at the time of hire, if he retires after the age of 60 to a maximum of 8.125 years.

     Each of the named executive officers and certain other executive officers of the Company participate in the Nortel Networks Corporation Executive Retention and Termination Plan. The Plan provides that if a participant’s employment is terminated within a period commencing 30 days prior to the date of a change in control of Nortel Networks Corporation and ending 24 months after the date of a change in control of Nortel Networks Corporation or the participant resigns for good reason (including, among other things, a reduction in overall compensation, geographic relocation or reduction in responsibility, in each case without the consent of the participant) within 24 months following the date of a change in control of Nortel Networks Corporation, the participant will be entitled to certain payments and benefits, including (i) the payment of an amount equal to three times (in the case of the Chief Executive Officer) and two times (in the case of the other named executive officers (other than Mr. Roth who is no longer covered by the Plan)) of the participant’s annual base salary; (ii) payment of an amount equal to 100 percent of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) the “pay-out” at target of any restricted stock units under the Nortel Networks Limited Restricted Stock Unit Plan.

     For purposes of the Plan, a change in control is deemed to occur if:

(i)	any party or group acquires ownership of more than 20 percent of the common shares of Nortel Networks Corporation;

(ii)	Nortel Networks Corporation participates in a business combination, including, among other things, a merger, amalgamation, reorganization or plan of arrangement, unless the business combination only involves Nortel Networks Corporation and/or its affiliates, or following the completion of the business combination, Nortel Networks Corporation’s common shareholders own more than 50 percent of the then-outstanding voting shares of the entity resulting from the business combination (or of a publicly traded corporation which controls such entity) and a majority of the members of the board of directors of the entity resulting from the business combination (or the publicly traded corporation controlling such entity) were members of the board of directors of the Company when the business combination was approved or the initial agreement in connection with the business combination was executed;

(iii)	the persons who were directors of Nortel Networks Corporation on the effective date of the Plan cease (for reasons other than death or disability) to constitute at least a majority of Nortel Networks Corporation’s board of directors; provided, that any person who was not a director on the effective date of the Plan shall be deemed to be an incumbent director if such person was elected or appointed to Nortel Networks Corporation’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as incumbent directors unless such election, appointment, recommendation or approval was the result of any actual or publicly threatened proxy contest for the election of directors; or

(iv)	any other event occurs which Nortel Networks Corporation’s board of directors determines in good faith could reasonably be expected to give rise to a change in control.

     Each of the named executive officers (other than Messrs. Dunn and Roth) and certain other executive officers of the Company also participate in the Nortel Networks Corporation Special Retention Plan. The Retention Plan provides that if a participant’s employment is terminated by the participant for good reason or by Nortel Networks Corporation without cause, between November 1, 2001 and June 30, 2003 the participant will be entitled to certain payments and benefits, including the (i) payment of an amount equal to two times (in the case of the four named executive officers) of the participant’s annual base salary; (ii) payment of an amount equal to 100 percent of the participant’s target annual incentive bonus; (iii) accelerated vesting of all or substantially all stock options; and (iv) a “pay-out” at target of any restricted stock units allocated under the Nortel Networks Limited Restricted Stock Unit Plan.

Compensation of Directors

     The following table sets forth certain information concerning the current compensation of directors of the Company and Nortel Networks Corporation, effective January 1, 2002, who are not salaried employees of the Company, Nortel Networks Corporation or any of their respective subsidiaries.

Payor	Type	Amount

Company	Board Retainer	$50,000 annually

Company and/or Nortel Networks Corporation	Committee Membership Retainer	$12,500 annually, or $6,250 annually for members of the same committee of the boards of the Company and Nortel Networks Corporation.

Company and/or Nortel Networks Corporation	Committee Chairmanship Fee	$7,500 annually, or $3,750 annually for chairmanship of the same committee of the boards of the Company and Nortel Networks Corporation.

Company and/or Nortel Networks Corporation	Special Assignments	$3,000 per day, up to $50,000 annually. No director received any fees for special assignments in 2001.

Company	Retirement Benefits	Non-employee directors of the Company elected prior to January 1, 1996 are entitled to retirement benefits equal to 75 percent of the greater of $27,500 and the annual retainer paid to each director at retirement, indexed to reflect approximately half of the increase in directors’ retainers after retirement. The benefits are payable for a maximum of ten years.

Nortel Networks Corporation	Life Insurance	Cdn$100,000 while a director and Cdn$75,000 following retirement at or after age 65 or after ten years of board membership (including the Company’s board membership)

Company and Nortel Nortel Corporation	Deferred Share Compensation Plans	Non-employee directos receive their annual retainer and all other fees in the form of share units in lieu of cash. Share units are credited in respect of dividends paid, if any, on common shares of Nortel Networks Corporation. Share units are settled on retirement from the board and each share unit entitles the holder to receive one common share of Nortel Networks Corporation.

     Share ownership guidelines adopted by the boards of directors of the Company and Nortel Networks Corporation require each director to own, directly or indirectly, 8,000 common shares of Nortel Networks Corporation within two years from the earlier of the date he or she was first elected or appointed to the boards of directors of the Company or Nortel Networks Corporation. Share units credited under the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan are included for this purpose.

     L. R. Wilson is entitled to additional compensation for serving as non-executive Chairman of the Boards of the Company and Nortel Networks Corporation of $15,000 per month from each of the Company and Nortel Networks Corporation. Effective January 1, 2002, Mr. Wilson will receive his additional compensation in the form of share units. In May 2001, Mr. Wilson was granted 30,000 stock options, which have a ten-year term and become exercisable in three equal annual instalments beginning on the first anniversary of the date of grant. Mr. Wilson’s compensation did not change when he assumed the position of executive Chairman of the Boards of the Company and Nortel Networks Corporation for the period from November 1, 2001 to February 28, 2002.

Compensation Committee Interlocks and Insider Participation

     The Joint Leadership Resources Committee of the boards of directors of the Company and Nortel Networks Corporation is comprised of members from the boards of directors of the Company and Nortel Networks Corporation. On February 28, 2002, the members of the joint committee were Messrs. R.E. Brown (Chairman), L.Y. Fortier, R.A. Ingram, W.A. Owens, S.H. Smith, Jr. and L.R. Wilson. Mr. F.C. Carlucci was a member of the committee until his retirement from the boards of directors of the Company and Nortel Networks Corporation in April 2001. No member of this joint committee was an officer (within the meaning of applicable United States securities rules) or employee of the Company, Nortel Networks Corporation or any of their respective subsidiaries at any time during the year 2001.

     The law firm of Ogilvy Renault, of which Mr. Fortier is a senior partner and Chairman, provided legal advice to each of the Company and Nortel Networks Corporation on several matters in 2001 and is expected to provide advice in 2002.

     No executive officer of the Company has served on the board of directors or compensation committee of any other entity that have or has had one or more of its executive officers serving as a member of the Company’s board of directors.

Item 7.       Indebtedness of Management

     No director, executive officer, senior officer, or nominee for election as a director of the Company is or has been indebted to the Company or Nortel Networks Corporation, or their respective subsidiaries, since January 1, 2001, except for loans made in connection with a relocation. Relocation assistance is provided to employees who are requested to relocate and is designed to minimize the financial exposure to employees as a result of the move. The assistance may include housing loans, advances on real estate equity, and payments on behalf of employees of direct costs associated with the move. The assistance offered is specific to each employee and is structured to be competitive in the area to which the employee is relocated, subject to the overall relocation policy.

     Approximately $10.1 million of loans extended by the Company and its subsidiaries to current and former officers, directors, and employees were outstanding on March 31, 2002. Neither the Company nor its subsidiaries have given any guarantee, support agreement, letter of credit, or similar arrangement or understanding, to any other entity in connection with indebtedness of these persons since January 1, 2001. No loans have been extended by the Company or its subsidiaries to any director of the Company since January 1, 2001. The following table sets forth certain additional information about indebtedness owed by two of the Company’s officers.

Table of Indebtedness of Directors and Executive Officers

Name and Principal	Involvement of	Largest Amount Outstanding	Amount Outstanding
Position	Company or Subsidiary	During 2001 ($)	as at March 31, 2002 ($)

G.R. Donahee (1) President, Americas	Lender	150,000	150,000

(1)	A subsidiary of the Company extended a housing loan to Mr. Donahee in 1994 in connection with a relocation. The loan is for a period of ten years, interest-free, and secured against Mr. Donahee’s residence.

Item 8.       Interests of Insiders in Material Transactions

N/A

Item 9.      Auditor of the Reporting Issuer

Deloitte & Touche LLP and its predecessors have acted as auditors for the Company and its predecessors since 1914.

Item 10.      Management Contracts

N/A

Dated as of April 29, 2002.

NORTEL NETWORKS LIMITED

“Deborah J. Noble”

Name: Deborah J. Noble Title: Corporate Secretary